EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-120847 of Behringer Harvard Opportunity REIT I, Inc. on Form S-11 of our report dated April 26, 2006 relating to the statement of revenues and certain operating expenses of 12600 Whitewater for the year ended December 31, 2005, our report dated August 31, 2006 relating to the statement of revenues and certain operating expenses of Ferncroft Corporate Center for the year ended December 31, 2005, our report dated February 5, 2007 relating to the statement of revenues and certain operating expenses of Bent Tree Green for the year ended December 31, 2005, our report dated February 5, 2007 relating to the statement of revenues and certain operating expenses of Las Colinas Commons for the year ended December 31, 2005, our report dated June 5, 2007 relating to the statement of revenues and certain operating expenses of Santa Clara Tech Center for the year ended December 31, 2006, our report dated July 16, 2007 relating to the statement of revenues and certain operating expenses of 5000 S. Bowen Road for the year ended December 31, 2006, our report dated October 12, 2007 relating to the statement of revenues and certain operating expenses of Frisco Square for the year ended December 31, 2006, our report dated October 15, 2007 relating to the statement of revenues and certain operating expenses of The Houston Portfolio for the year ended December 31, 2006 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), our report dated February 8, 2007 on the financial statements of Kingsdell L.P. as of September 30, 2006 and December 31, 2005, for the period from January 1, 2006 through September 30, 2006, and for the years ended December 31, 2005 and 2004, and of our report dated July 24, 2007 on the financial statements of Colorado Hotel Holdings, LLC as of and for the years ended December 31, 2006 and 2005, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 24, 2007